Exhibit 99.1

Exhibit 99.1 to Prospect Venture Partners II LP.

Form 3 for Tercica, Inc.

Item 1. Prospect Venture Partners II LP.
            435 Tasso Street, Suite 200
            Palo Alto, CA 94301

Item 2. 11/24/03

Item 3. Tercica, Inc. (TRCA)

Additional Persons Covered by This Form 3
Pursuant to General Instructions 5(b)(v) to Form 3, the following additional reporting persons (the "Filing
Persons") are covered by this joing filing:

Prospect Venture Partners II, L.P.
Prospect Associates II, L.P.
Prospect Management Co. II, LLC
Russell Hirsch
David Schnell
James Tananbaum

The address for each Filing Person is:

c/o Prospect Venture Partners
435 Tasso Street, Suite 200
Palo Alto, CA 94301